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                                                                  EXHIBIT 10.155

               Second Amendment to Registration Rights Agreement
               -------------------------------------------------

     This Second Amendment to Registration Rights Agreement, dated as of December 5, 2000, among Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company"), and Fredric N. Eshelman, Ernest Mario, and John A. McNeill, Jr. (collectively, the "Holders"), amends that certain Registration Rights Agreement (the "Agreement") dated January 24, 1996, among the Company, the Holders and others, as amended. Capitalized terms herein shall have meaning ascribed to them in the Agreement unless otherwise expressly indicated herein.

     WHEREAS, the Holders hold a majority of the Registrable Stock entitled to Registration under the terms of the Agreement; and

     WHEREAS, the Agreement expires on December 31, 2000, and the Holders and the Company desire to extend the term of the Agreement for an additional one year.

     NOW, THEREFORE, for and in consideration of the covenants herein and other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by the parties that Section 13 of the Agreement is amended by changing the date stated therein from December 31, 2000 to December 31, 2001.

     The Agreement, as amended herein, shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as the date first hereinabove stated.


PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.


By:   /s/ Fred B. Davenport, Jr.
    ----------------------------
Name: Fred B. Davenport, Jr.
Title:  Vice President

 /s/ Fredric N. Eshelman
------------------------
Fredric N. Eshelman


 /s/ Ernest Mario
-----------------
Ernest Mario


/s/ John A. McNeill, Jr.
------------------------
John A. McNeill, Jr.